Exhibit 99.1

April 1, 2013

PLS CPA

4725 Mercury Street, #210

San Diego CA 92111

Attention: Mr. Chang Park, Mr. Joseph Lee

Dear Mr. Park and Mr. Lee:

Please take notice that the Board of Directors of Dakota Territory Resource Corp, by unanimous written consent, chose to terminate PLS CPA as its independent auditor effective as of March 28, 2013.

Included with this letter is Form 8-K that the Company will file with the Securities and Exchange Commission regarding the termination.

Item 304 (a)(3) of Regulation S-K requires the Company to provide you with the Form 8-K and to request that your firm provide us with a letter addressed to the Commission stating whether it agrees with the statements made by the Company in the Form 8-K and, if not, stating the respects in which it does not agree.

If you would, please review the Company’s filing and provide us with a response.

Sincerely yours,

DAKOTA TERRITORY RESOURCE CORP

By: /s/ Richard Bachman